AMENDMENT NO. 2

TO

GLOBAL SECURITIES LENDING AGENCY AGREEMENT

This AMENDMENT NO. 2 TO GLOBAL SECURITIES LENDING AGENCY AGREEMENT, dated as of June 7, 2024 is made between CITIBANK, N.A., a national banking organization (the “Agent”) and VICTORY PORTFOLIO, VICTORY VARIABLE INSUR- ANCE FUNDS AND VICTORY PORTFOLIOS II (EACH A “Fund”), ON BEHALF OF THEIR RESPECTIVE SERIES PORTFOLIOS, INDIVIDUALLY AND NOT JOINTLY

(“Lender”).

WHERAS, Agent and Lender are parties to the Global Securities Lending Agency Agreement dated as of November 30, 2021 (the “GSLAA”).

WHEREAS, additional lenders wish to join the GSLAA.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.Exhibit A

GSLAA Exhibit A is hereby deleted in its entirety and replaced with the revised Exhibit A dated as of June 6, 2024, attached hereto. Newly joined Lenders are indicated by a “**” after their names.

2.Miscellaneous.

(a)This Amendment is governed by the laws of the State of New York.

(b)Except as amended hereby, the GSLAA shall remain in full force and effect.

(c)This Amendment may be executed in counterpart, each of which is deemed an original, but all of which together constitutes one and the same instrument.

(d)GSLAA section 17 is incorporated herein as if fully set forth in this section 2.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed as of the date first written above.

CITIBANK, N.A., AGENT	VICTORY PORTFOLIO, VICTORY VARIA-
BLE INSURANCE FUNDS AND VICTORY
PORTFOLIOS II (EACH A “FUND”), ON BE-
HALF OF THEIR RESPECTIVE SERIES
PORTFOLIOS, INDIVIDUALLY AND NOT
JOINTLY (“LENDER”)
By: /S/ WILLIAM MASCARO	By: /S/ THOMAS DUSENBERRY
Name:	Name:Thomas Dusenberry
Title:	Title: Secretary

Exhibit A to GSLAA Revised as of June 7, 2024

Between CITIBANK, N.A., as the Agent

and each Lender, identified below

Fund Name	GFCID	LEI	TAX ID

Victory Portfolios
Victory Diversified Stock Fund	1007351743	549300CFL88LDPQO6O73	31-6364605
Victory Floating Rate Fund	1015835121	5493006V5CZZVATH3R53	27-1249817
Victory Global Energy Transition Fund	1012672868	549300X50UTTG6F4HI95	94-6688562
Victory High Income Municipal Bond Fund	1017419613	549300SL091JXBJH0623	27-1249768
Victory High Yield Fund	1017419591	549300YO611MKRHL4648	13-3998112
Victory Fund for Income	1003026252	549300Q6NPQ3FQP3QL05	91-1366243
Victory Investment Grade Convertible Fund	1015123555	549300ZE7EDX9F7SCK90	13-3447652
Victory Low Duration Bond Fund	1017419583	549300C633ZPXTKF0S40	03-0522052
Victory Total Return Bond Fund	1019631741	549300VQYIXD1I5A0C93	04-3135671
Victory Integrity Discovery Fund	1019631792	549300EIYA36GFL6E746	38-3309462
Victory Integrity Mid-Cap Value Fund	1013390319	549300RKLZH9RUSBXP40	37-1641048
Victory Integrity Small/Mid-Cap Value Fund	1019824418	549300BZ2CQ68TGCQK29	36-4702345
Victory Integrity Small-Cap Value Fund	1019631806	5493000LV00VJ8XBPX24	38-3309464
Victory Munder Mid-Cap Core Growth Fund	1019631814	549300T8YEUSUURLI085	04-3424166
Victory Munder Multi-Cap Fund	1019631822	549300U0TGCDD030GT65	38-3307057
Victory RS Global Fund	1017635766	549300I1FYJXRJXD4J54	27-7094133
Victory RS Growth Fund	1017442321	549300TKK08I87NY8R77	94-6649069
Victory RS International Fund	1017635782	549300JEPV6NYZT1OP94	13-3693830
Victory RS Investors Fund	1017966525	549300GPW0YP6P6L5K67	16-1730794
Victory RS Large Cap Alpha Fund	1022528188	549300KHCTM3U5X5J271	13-2656035
Victory RS Mid Cap Growth Fund	1020723587	54930021JIMQW21CEP55	94-3225963
Victory RS Partners Fund	1020085343	549300GYG26BSOTCMW34	94-3221209
Victory RS Science and Technology Fund	1017442305	549300YNZR8S7NDWVW17	94-6688563
Victory RS Select Growth Fund	1017442313	5493003JYMDQO1EKTQ65	94-3248659
Victory RS Small Cap Equity Fund	1017442208	549300ULNMK0GDSL2C51	13-3938293
Victory RS Small Cap Growth Fund	1019464322	549300S05EC1NNU8DB97	94-6602835
Victory RS Value Fund	1022528218	5493003VFQCJZ7D2E402	94-3174915
Victory S&P 500 Index Fund	1019631733	5493003FYR9UIIV6R751	04-3135674
Victory Sophus Emerging Markets Fund	1016967048	549300HXVYDTV51KW285	13-3938298
Victory Special Value Fund	1005128605	549300D22DIYZ0J0P974	31-1387258
Victory Sycamore Established Value Fund	1005128486	5493008YBYIRYKBV5463	31-6244473
Victory Sycamore Small Company Opportunity Fund	1016366524	5493000P7VZ2LJL8MG81	31-1387259
Victory Tax-Exempt Fund	1017419605	549300YS0Y03XX1L0013	13-3693838
Victory THB US Small Opportunities Fund	1033519202	549300WEL0N7GXM70021	45-4303314
Victory Trivalent International Fund-Core Equity	1019631768	549300ZTXG8QP2J0Y703	74-3225979
Victory Trivalent International Small-Cap Fund	1019631725	549300SB9TZ2GU9C2Q92	74-3225981
Victory Variable Insurance Funds
Victory 500 Index VIP Series	1022535613	549300KGU1WJ8O5TD545	13-4073053
Victory High Yield VIP Series	1022535567	5493006EXFOI9V1GPY03	13-4073052
Victory RS International VIP Series	1017635774	549300QS2OFQ88TJU634	13-3595005
Victory RS Large Cap Alpha VIP Series	1022535575	5493008RHXNK4Q8EOF80	13-3128665
Victory RS Small Cap Growth Equity VIP Series	1022535591	549300W3VTI4YP88CS26	13-3938294
Victory Sophus Emerging Markets VIP Series	1016966963	549300P7ZTDPRWS36649	13-3784437
Victory Portfolios II
Victory Market Neutral Income Fund	1019750511	549300K0CUZCEEMBX789	46-0702582
Victory US 500 Enhanced Volatility Wtd Index Fund	1018113135	549300I3A2RMMP8V1Y31	46-0662456
VictoryShares Core Intermediate Bond ETF	1030101096	549300E79RSORMCGYT11	82-1887709
VictoryShares Core Plus Intermediate Bond ETF	1034187076	549300H4LTQRRZ6YWC27	87-2025970

Fund Name	GFCID	LEI	TAX ID

VictoryShares Corporate Bond ETF	1034187084	549300KWMTK88G1WP504	87-2015212
VictoryShares Developed Enhanced Volatility Wtd ETF	1022561029	549300MNJFKN4HXY1215	46-5079490
VictoryShares Dividend Accelerator ETF	1024079208	5493006Y0YRJCU9TI370	81-5424728
VictoryShares Emerging Markets Value Momentum ETF	1030101185	549300KFJKPEO1ORBS50	82-1870398
VictoryShares Free Cash Flow ETF	1036899936	5493000FVGQ9SU6HI752	92-3622890
VictoryShares International High Div Volatility Wtd ETF	1022566454	5493001P5SPTEKIULJ27	47-4119229
VictoryShares International Value Momentum ETF	1030101169	54930087CRYWYWVYGD14	82-1864993
VictoryShares International Volatility Wtd ETF	1022561045	549300PQPRGG1DP3EJ39	47-4192132
VictoryShares Nasdaq Next 50 ETF	1032534755	5493001RP40JTP3LXW62	85-1804254
VictoryShares Short-Term Bond ETF	1030101088	549300I98QP59UGN5H87	82-6330346
VictoryShares Small Cap Free Cash Flow ETF	1036899952	254900PHKM6UI5AF4K73	92-3631995
VictoryShares THB Mid Cap ESG ETF	1034187068	549300TW9LLJVVBXPW32	87-2042170
VictoryShares US 500 Enhanced Volatility Wtd ETF	1022560596	549300Q6CRVFDKHYIW55	46-5071922
VictoryShares US 500 Volatility Wtd ETF	1022560952	549300N0220QBME2UW10	46-5071807
VictoryShares US Discovery Enhanced Volatility Wtd ETF	1022561061	5493009CD7TFDJU7BM08	46-5079432
VictoryShares US EQ Income Enhanced Volatility Wtd ETF	1022561088	549300DSJ7VCXV0QYG22	46-5079364
VictoryShares US Large Cap High Div Volatility Wtd ETF	1022561126	549300RS1Y46ILB96P77	47-4202515
VictoryShares US Multi-Factor Minimum Volatility ETF	1025197638	5493004HRSYZ4WW5CD82	81-5407028
VictoryShares US Small Cap High Div Volatility Wtd ETF	1022560979	549300GMUN0Q3JBDN646	47-4153266
VictoryShares US Small Cap Volatility Wtd ETF	1022560553	549300RO4RNI6E2H8O37	47-4138667
VictoryShares US Small Mid Cap Value Momentum ETF	1030101134	549300DR31EXT2WMIN31	82-1840294
VictoryShares US Value Momentum ETF	1030101118	5493006WYTPO22TMZG75	82-1829544
VictoryShares WestEnd US Sector ETF	1035931089	549300BTZUOYLIN1TC42	88-3527054
VictoryShares WestEnd Global Equity ETF**	1038103225	2549005Q06VLS7N9P697	99-2298614
VictoryShares WestEnd Dynamic Equity ETF**	1038200867	254900OV40HK89C45A34	99-2902049
VictoryShares WestEnd Economic Cycle Bond ETF**	1038103195	254900AF21V3T9RMTG12	99-2337421
VictoryShares Hedged Equity Income ETF**	1038103187	254900739YHV13U2G52	99-2357940

**Pending Launch

CITIBANK, N.A., as Agent	Victory Portfolio, Victory Variable In-
surance Funds and Victory Portfolios II
(each a “Fund”), on behalf of their re-
spective series portfolios, individually and
not jointly (“Lender”)
By: /S/ WILLIAM MASCARO	By: /S/ THOMAS DUSENBERRY

Name: William Mascaro	Name: Thomas Dusenberry

Title: Managing Director	Title: Secretary